UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2006

Health Care Property Investors, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

3760 Kilroy Airport Way, Suite 300, Long Beach, California	90806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (562) 733-5100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Effective September 20, 2006, Health Care Property Investors, Inc. amended its bylaws to allow for the issuance of shares of capital stock without certificates, replacing the first paragraph of Article VII, Section 1 with the following:

STOCK CERTIFICATES AND UNCERTIFICATED SHARES —   The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation.  Every holder of shares of stock of the Corporation, other than uncertificated shares, shall be entitled to a certificate or certificates signed by the Chairman, the Chief Executive Officer, the President or a Vice President, and countersigned by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, representing and certifying to the number of shares of stock owned by such holder.  The signatures on certificates of stock may be either manual or facsimile.

The Fourth Amended and Restated Bylaws of Health Care Property Investors, Inc., dated September 20, 2006, are attached to this Form 8-K as Exhibit 3.2.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

3.1	Fourth Amended and Restated Bylaws of Health Care Property Investors, Inc., dated September 20, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Care Property Investors, Inc.
(Registrant)

Date: September 22, 2006	By:	/s/ Edward J. Henning
Edward J. Henning
Senior Vice President, General Counsel
and Corporate Secretary